Exhibit 10.2
NOTE PURCHASE AGREEMENT
This NOTE PURCHASE AGREEMENT (this "Agreement") is made effective as of March 30, 2011, among HRM ACQUISITION CORP., a Delaware corporation (the "Company"), and the purchasers set forth on Schedule I attached hereto (each individually a "Purchaser" and collectively the "Purchasers"), Definitions of, and section references to definitions of, certain capitalized terms used in this Agreement are set forth in Appendix I attached hereto,
WITNESSETH
WHEREAS, the Company desires to issue up to an aggregate of $3,000,000 of senior promissory notes, the proceeds of which will be used for working capital purposes following the Company's purchase of all of the outstanding capital stock (the "Stock") of Hamilton Risk Management Co,, a Florida holding company ("HRM"), from Kingsway America Inc, a Delaware corporation ("Kingsway") pursuant to a certain Stock Purchase Agreement dated the date hereof (the "Purchase Agreement"); and
WHEREAS, United Property & Casualty Insurance Company ("United"), the initial Purchaser, has agreed to purchase a Promissory Note from the Company in the amount opposite its name as indicated on Schedule I; and
WHEREAS, the Company may issue additional Notes (as defined below) after the date hereof, but only in connection with the admission of additional Limited Partners of Acadia with the consent of the Partners of Acadia as provided in Acadia's Agreement of Limited Partnership;
NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:
SECTION 1.
SALE OF THE NOTES

1.1. Sale of the Notes. On the date hereof, the Company shall issue and sell to United, and United shall subscribe to and purchase from the Company, a senior promissory note, the form of which is attached hereto as Exhibit A (the "Note", and collectively with any Notes issued after the date hereof, the "Notes"), in the original principal amount set forth opposite United's name on Schedule I hereto. The proceeds for the Note shall be delivered by United to the Company by wire transfer to an account of HRM designated by the Company, The Company may sell up to an aggregate $750,000 in additional Notes to additional Purchasers after the date hereof at any time(s) in connection with the admission of additional Limited Partners of Acadia. Upon the issuance of any additional Note to an additional Purchaser, such Additional Note shall be deemed a "Note" hereunder and such Additional Purchaser shall be deemed a "Purchaser" hereunder.
1.2 Notes Equal in Priority; Acts by Majority Purchasers. Each Purchaser hereby agrees that its Note shall rank equally and ratably without priority over the other Notes, pro rata based on the then respective outstanding principal amount of each Note, As such:

(i) no Purchaser shall individually issue any default or acceleration notice its Note, but, rather, upon an Event of Default (as defined herein and/or in the Notes), default and acceleration notices shall be issued only by the Majority Purchasers pursuant to the terms of the Notes and the Financing Documents;
(ii) any required approvals from the Purchaser under the terms of any the Financing Documents shall only be effected via the Majority Purchasers;

(iii) any payments made by the Company with respect to the Notes for any reason shall be made pro ratably to the Purchasers based upon the then respective outstanding principal amount of each Note, and none of the Purchasers shall have the right to retain more than its pro rated amount of any such payment; and
(iv) the Majority Purchasers shall have the right on behalf of all Purchasers to waive any Event of Default and shall otherwise have the exclusive right to take any and all actions on the part of the Purchasers.
1.3 Closing. The closing (the "Closing") of the purchase and sale of the Notes hereunder is being held on the date hereof (the "Closing Date"). The Closing (including the place of delivery to the Purchasers by the Company of the Notes and the place of delivery to the Company by the Purchasers of the original principal amounts of the Notes) shah be at the offices of Updike, Kelly & Spellacy, P.C, 100 Pearl Street, 17* Floor, Hartford, Connecticut 06103, or such other place as shall have been agreed to by the Company and the Purchasers; or shall take place remotely by exchanging executed counterparts of this Agreement, the Notes, the Security Agreement, the Intercreditor Agreement and the other agreements to be entered into in connection herewith or therewith on the date thereof (collectively, the "Financing Documents").
SECTION 2.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby makes the representations and warranties set forth in this Section 2 to the Purchasers, which shall be true and correct as of the Closing Date both before and after giving effect to this Agreement and the other Financing Documents, subject to the exceptions thereto set forth in the Disclosure Schedule attached hereto, which Disclosure Schedule shall be deemed to be part of the representations and warranties as if made hereunder. The term "knowledge," when used in this Section 2 with respect to the Company, means the actual knowledge of the Company's president.
2.1 Organization, Qualification, and Corporate Power. The Company is duly formed, validly existing and in good standing in the State of Delaware, and is qualified to do business as a foreign corporation and in good standing in all other jurisdictions in which the failure to so qualify or be in good standing would, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has all requisite legal and corporate power and authority to execute and deliver each Financing Document, and to issue and sell the Notes hereunder, and to carry out and perform its obligations under the terms of the Financing Documents.

2.2 Authorization; Noncontravention. All corporate action on the part of the Company, and its directors and/or shareholders, necessary for the authorization, execution, delivery and performance oft he Financing Documents by the Company, the authorization, issuance, sale and delivery of the Notes by the Company, and the performance by the Company of all of the Company's obligations under the Financing Documents has been taken. Each Financing Document, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (a) the effect of applicable bankruptcy, insolvency, reorganization or moratorium, or other similar laws, statutes or rules of general application relating to, or affecting, the enforcement of creditors' rights generally, now or hereafter in effect, and (b) rules of law governing specific performance, injunctive relief or other equitable remedies. The Notes, when issued, will be free of any liens, claims, encumbrances or restrictions on transfer other than restrictions on transfer under any Financing Document or under any applicable laws. The Company's execution, delivery and performance of the Financing Documents, the Company's consummation of the transactions contemplated by the Financing Documents, the Company's fulfillment of the terms of the Financing Documents will not conflict with, or result in a violation of or breach under, the Company's Certificate of Limited Partnership or Limited Partnership Agreement, any constitution, statute, rule or regulation of United States federal or Delaware law applicable to the Company, any judgment or Order applicable to the Company, and will not constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under, any document, agreement or other instrument to which the Company is a party or by which it is bound or to which any of its assets or property is subject. No consent, approval or authorization of or designation, declaration or filing with, any United States federal, Delaware limited partnership or state Governmental Agency on the part of the Company is required in connection with the valid execution, delivery and performance of the Financing Documents, or the offer, sale or issuance of the Notes, except the registration or qualification (or taking of such action as may be necessary to secure an exemption from registration or qualification, if available) of the offer and sale of such Notes under applicable federal securities laws or state Blue Sky laws, as described in Section 2.4.
2.3 Litigation. There are neither pending nor, to the knowledge of the Company, threatened any actions, suits, claims, investigations or legal or administrative or arbitration proceedings, whether or not purportedly on behalf of the Company or its subsidiaries, to which the Company or its subsidiaries is named as a party or to which the property of the Company or its subsidiaries is subject, whether at law or in equity, whether civil or criminal in nature or whether before or by any Governmental Agency, the Company has no knowledge of any unasserted claim, the assertion of which is likely and which, if asserted, will seek damages, an injunction or other legal, equitable, monetary or non-monetary relief which if granted would have a Material Adverse Effect on the Company or its subsidiaries. There are no Orders, judgments or decrees of any court or Governmental Agency which, to the knowledge of the Company, apply to it or its subsidiaries.
2.4 Offering. Subject to the accuracy and completeness of Purchasers' representations and warranties in Section 3, and upon completion of all required filings pursuant to Regulation D promulgated under the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner pursuant to applicable laws, the offer, sale and issuance of the Notes to the Purchasers as contemplated by this Agreement (and the Notes) are exempt from the registration requirements of the Securities Act and all applicable state securities laws, and neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemption.

2.5 Compliance with Other Instruments. The Company and its subsidiaries are not in default (a) under their organizational documents, in each case as amended as of the Closing Date, or (b) under any agreement or other instrument to which they are a party or by which they are bound or any of their assets or property are subject, or (c) with respect to any Order, writ, injunction or decree of any court or any Governmental Agency applicable to the Company or its subsidiaries. To the knowledge of the Company, there exists no condition, event or act which constitutes, or which after notice, lapse of time or both could constitute, any of the aforementioned defaults.

2.6 Applicability of, and Compliance With, Other Laws. The Company and its subsidiaries are presently and at all times since inception have been in all material respects in compliance with all federal, state and local constitutions, statutes, laws, and all ordinances, regulations and Orders applicable to them or their business.
2.7 Closing under the Purchase Agreement. The Company has consummated the purchase under the Purchase Agreement in substantially the form and substance of the Purchase Agreement provided to the Purchasers.
2.8 Insolvency. The Company and its subsidiaries have not (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of their assets; (iv) suffered the attachment or other judicial seizure of all, or substantially all, of their assets; (v) admitted in writing their inability to pay their debts as they come due; or (vi) made an offer of settlement, extension or composition to their creditors generally.
2.9 HRM. The Company makes the following representations and warranties regarding HRM, which representations and warranties shall be true and accurate in all material respects as of the Closing Date.
(a) Organization and Qualification. HRM is a holding company duly organized and validly existing and in good standing under the laws of the State of Florida and has the requisite legal and corporate power and authority to own, lease and operate its properties and to carry on the Business as it is now being conducted. HRM is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the character of its properties or the conduct of the Business requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on HRM. Upon the request therefor by any Purchaser, the Company has made available to such Purchaser copies of the following, which are true, correct and complete copies of the originals of such documents in all material respects as of the Closing: (a) the Certificate of Incorporation and the Bylaws of HRM, including all amendments thereto, (b) the minute books containing all material consents, actions and meeting of the stockholders of HRM and HRM's Board of Directors and any committees thereof, and (c) the stock transfer books or stock option ledger of HRM setting forth all issuances or transfers of any capital stock or stock options of HRM. The corporate record books of HRM accurately reflect all material corporate action taken by its stockholders and board of directors and committees.

(b) Capital Stock of HRM. The Company owns all of the capital stock of HRM, which consists of 1,000 authorized shares of common stock, $1.00 par value, of which all 1,000 shares are issued and outstanding and owned by the Company. Except as otherwise set forth in the Purchase Agreement (including schedules thereto), the Company shall have acquired valid and marketable title to the Stock, free and clear of any Liens.

(c) Consents. HRM and its subsidiaries have received all consents, approvals, orders, permits or authorizations from any applicable Governmental Agency or other third party necessary to consummate the transactions contemplated hereby, by the Financing Documents, by the Kingsway Notes and by the Purchase Agreement, without the imposition of any material conditions and has provided true and correct copies of such consents, approvals, orders, permits or authorizations to each Purchaser.

SECTION 3.
REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser hereby severally, but not jointly, makes the representations and warranties in this Section 3 to the Company, which shall be true and correct in all material respects as of the Closing Date. The term "knowledge," when used in this Section 3 with respect to each Purchaser, means the actual knowledge of such Purchaser.
3.1. Authorization. All action (which in the case of a corporate Purchaser shall mean all corporate action) on the part of such Purchaser necessary for the authorization, execution, delivery and performance by such Purchaser of this Agreement and the other Financing Documents and for the consummation of the transactions contemplated herein and therein has been taken or will be taken prior to Closing. This Agreement and the other Financing Documents are each a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
3.2. Government Authorizations. Such Purchaser is not required to obtain any authorization, consent, or approval of any Governmental Agency in order to consummate the transactions contemplated by this Agreement.
3.3. Noncontravention. Neither the execution and the delivery of this Agreement and the other Financing Documents, nor the consummation of the transactions contemplated hereby or thereby, will conflict with, result in a material violation of or breach under (a) any constitution, statute, regulation, rule, injunction, judgment, Order, decree, ruling, charge, or other restriction of any Governmental Agency, or court to which the Purchaser is subject or (b) any agreement, contract, lease, license, instrument, or other arrangement to which such Purchaser is a party or by which it is bound or to which any of its assets is subject (or result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any of the foregoing), except for such violations or breaches that, individually or in the aggregate, would not have a material adverse effect on such Purchaser.

3.4. Securities Laws. Such Purchaser is acquiring the Notes with the present intention of holding the Notes for the purpose of investment for such Purchaser's own account and not with the view to, or for resale in connection with, any distribution thereof; provided, however, such Purchaser reserves the right at any time to assign the Notes to any of such Purchaser's Affiliates which are "controlled" by such Purchaser. For purposes hereof, the term "control" means, with respect to any Affiliate of any Purchaser, the possession by such Purchaser, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Affiliate, whether through the ownership of voting securities, by contract or otherwise. Such Purchaser acknowledges that the Notes have not been registered under the Securities Act or applicable state securities laws and may not be transferred, sold or otherwise disposed of in the absence of an effective registration statement with respect to the security, filed and made effective under the Securities Act and such applicable state securities laws, or unless the Company receives an opinion of counsel reasonably satisfactory to the issuer to the effect that registration under such Act and such applicable state securities laws is not required. Such Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions (which conditions cannot presently be satisfied).
3.5. Access to Data. Such Purchaser has had an opportunity to discuss the business, management and financial affairs of the Company and HRM with the Company's management, and such Purchaser has been furnished with copies of the Purchase Agreement, and such documents, financial statements, and information regarding the Company or HRM, which such Purchaser has requested, and has been provided the opportunity to ask questions and receive answers pertaining thereto.
3.6. Accredited Investor. Such Purchaser is an "accredited investor" within the meaning of Regulation D (Rule 501) promulgated under the Securities Act.

SECTION 4.
AMENDMENTS

4.1. Amendments, Modifications and Waivers. Any of the provisions of this Agreement, any Note or any other Financing Document may be waived, modified or amended by written agreement or agreements entered into by the Company and the Majority Purchasers. Notwithstanding the foregoing, no amendment which changes the definition of Majority Purchasers shall be effective without the written agreement of each Purchaser affected thereby.

SECTION 5.
COVENANTS

The Company hereby covenants and agrees, that, except as otherwise required hereby, until the date upon which all outstanding amounts under the Notes are fully repaid:

5.1. Compliance with Requirements of Governmental Agencies. The Company and its subsidiaries shall duly observe and conform to all requirements of Governmental Agencies relating to the conduct of its business or to its property or assets.
5.2. KAIC Surplus. The KAIC Surplus shall not be less than $ 13,000,000.
5.3. Protective Provisions. The Company shall not, directly or indirectly:
(a) declare or pay any cash dividend or other distribution in property on its capital stock, other than, if no Event of Default shall have occurred and be continuing under Section 7.1(a) below, distributions may be made to Acadia so that it may make tax distributions provided for in Section 6.5 of the Agreement of Limited Partnership of Acadia; or
(b) authorize or effect a Sale, as defined in Acadia's Agreement of Limited Partnership (except that, for purposes hereof, "Partnership" and "Partnership Interests" in such definition in the Agreement of Limited Partnership shall mean "the Company" and "the stock of the Company" respectively), except that the Purchasers hereby consent to the merger of the Company with and into HRM promptly following the closing under the Purchase Agreement.

SECTION 6.
GENERAL PROVISIONS

6.1. Confidentiality. Each Purchaser agrees that such Purchaser shall keep confidential and shall not disclose, divulge or use for any purpose (other than to monitor its investment in the Company) any confidential information of the Company or HRM obtained from the Company pursuant to the terms of this Agreement (including notice of the Company's intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 6.1 by such Purchaser), (b) is or has been independently developed or conceived by such Purchaser without use of the Company's confidential information or (c) is or has been made known or disclosed to such Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that such Purchaser may disclose confidential information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, or (ii) as may otherwise be required by law, provided that such Purchaser promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.
6.2. Governing Law. This Agreement and each other Financing Document shall be governed by and construed according to the laws of the State of Delaware without regard to its conflicts of laws principles. Any case, controversy, suit, action, or proceeding arising out of, in connection with, or related to, this Agreement or any other Financing Document shall be resolved in the applicable state or federal courts of Illinois. The parties consent to the jurisdiction of such courts, agree to accept service of process by mail and waive any jurisdictional or venue defenses available.

6.3. Successors and Assigns; Third Party Beneficiaries. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of and be binding upon, the successors (including successor trustees, in the case of a trustee), and permitted assigns, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.
6.4. Notices, etc. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be (i) delivered either by hand or by recognized overnight courier (in each case with signature required) or (h) sent via computer mail followed by a copy mailed by first class mail, postage prepaid, addressed (A) if to the Company, at 150 NW Point Blvd, Elk Grove Village, Illinois 60007, Attn: Larry G. Swets, Jr., Email: lswets(a)kfscap.com, or at such other address/number as the Company shall have furnished to the Purchasers in writing, with a copy to Updike, Kelly & Spellacy, P.C, 100 Pearl Street, P.O. Box 23177, Hartford, CT 06123, Attn: David E. Sturgess, Email: dsturgess@uks.com, and (B) if to a Purchaser at such address as indicated on Schedule I hereto, or at such other address/number as such Purchaser shall have furnished to the Company in writing. Any notice or other communications so addressed and mailed, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be given three (3) days after the date when so mailed. Any notice so addressed and otherwise delivered shall be deemed to be given when actually received by the addressee.
6.5. Severability. If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shah be enforceable in accordance with its terms.
6.6. Entire Agreement. This Agreement (including the appendices, schedules and exhibits hereto) and the other Financing Documents delivered constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersede all prior arrangements or understandings.
6.7. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Note, upon any breach or default of the Company under this Agreement or any of the other Financing Documents, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or any of the other Financing Documents or by law or otherwise afforded to any holder, shall be cumulative and not alternative.
6.8. Indemnification.
(a) The Company with respect to the representations, warranties and agreements made by the Company, shall indemnify, defend and hold each Purchaser harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses and any expenses relating to the exercise or enforcement of any rights of Purchasers hereunder or under any other Financing Documents, but not including punitive, consequential, special or incidental damages or lost profits (except interest payable on the outstanding principal amount of the Notes)), (a "Loss"), arising from the untruth, inaccuracy or breach (or any facts or circumstances constituting such untruth, inaccuracy or breach) of any such representations, warranties or agreements made by the Company. Each Purchaser shall use good faith efforts to mitigate any Losses for which such Purchaser is entitled to indemnification under this Section 6.8(a).

(b) Each Purchaser, severally and not jointly, with respect to the representations, warranties and agreements made by such Purchaser herein, shall indemnify, defend and hold the Company harmless against all Losses arising from the material untruth, inaccuracy or breach (or any facts or circumstances constituting such untruth, inaccuracy or breach) of any such representations, warranties or agreements made by such Purchaser. No Purchaser shall be liable under this Section for Losses hereunder unless the aggregate of all Losses of the Company for which such Purchaser would, but for this sentence, be liable on a cumulative basis is an amount equal to or in excess of $100,000. Except with respect to Losses arising from fraud or knowing and intentional material misrepresentations of any Purchaser, the aggregate amount of Losses of the Company for which such Purchaser shall be liable pursuant to this Section shall not exceed an amount equal to the original principal amount of the Note issued to such Purchaser, the Company shall use good faith efforts to mitigate any Losses for which it is entitled to indemnification under this Section.

6.9. Remedies. In case any one or more of the covenants set forth in this Agreement shall have been breached by any party, the other parties hereto may proceed to protect and enforce its rights either by suit in equity or by action at law, including, but not limited to, an action for damages as a result of any such breach or an action for specific performance of any such covenant contained in this Agreement. Any party acting pursuant to this Section shall be indemnified against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses) in accordance with Section 6.8.
6.10. Trial by Jury. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO CLAIM A TRIAL BY JURY WITH RESPECT TO ANY ACTION BY OR AGAINST SUCH PARTY ARISING HEREUNDER.

6.11. Fees and Expenses. Except as specifically provided otherwise in any Note, each party shall bear such party's own expenses (legal and otherwise) in connection with the transactions contemplated hereby. The Company shall pay all documentary stamp taxes or other taxes, fees, or levies payable on the execution, issuance, and delivery of the Notes.
6.12. Counterparts; Facsimile and Electronic Signatures. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement (notwithstanding that all of the parties are not signatories to the original or the same counterpart, or that signature pages from different counterparts are combined), and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart, and the signature of any party to any counterpart shall be deemed to be a signature to and may be appended to any other counterpart. For purposes of this Agreement, a document (or signature page thereto) signed and transmitted by facsimile machine or other electronic means is to be treated as an original document. The signature of any party on any such document, for purposes hereof and thereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile or other electronic signature is to be re-executed in original form by the parties which executed the facsimile or other electronic signature. No party may raise the use of a facsimile machine or other electronic means, or the fact that any signature was transmitted through the use of a facsimile machine or other electronic means, as a defense to the enforcement of this Agreement.
6.13. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Financing Documents. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any Financing Document, this Agreement or such other Financing Document shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or any other Financing Document.

SECTION 7.
EVENTS OF DEFAULT; REMEDIES AND RIGHTS OF PURCHASERS

7.1. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" hereunder:

(a) Monetary Default. The Company shall fail to pay any part of the principal of or interest on any Note as and when the same shall be due and payable.

(b) Default of Covenants. The Company shall fail or refuse duly to observe or perform any of the other covenants or agreements of the Company in any Financing Document, other than monetary obligations or covenants described in Section 7.1(a), for a period of thirty (30) days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Company remedy the same, shall have been given to the Company.

(c) False Representations. Any representation, warranty or statement of fact made by the Company in this Agreement or in any other Financing Document shall be false or misleading in any material respect when made or when otherwise required by the terms of this Agreement or any Financing Document to be true and accurate; provided, however, that such failure shall not result in an Event of Default to the extent it is corrected by the Company within a period of thirty (30) days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Company remedy same, shall have been given to the Company.

(d) Voluntary Insolvency. The Company or any of its direct or indirect subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case or proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts, (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding, (iii) consents to the appointment of a custodian for it or for all or substantially all of the property of the Company or any subsidiary, (iv) makes a general assignment for the benefit of its creditors, or (v) generally does not pay its debts as they become due, or admits in writing its inability to pay its debts as they become due.

(e) Involuntary Insolvency or State Regulatory Proceeding. (x) Pursuant to or within the meaning of any Bankruptcy Law, an involuntary case or proceeding is commenced against the Company or any of its direct or indirect subsidiaries seeking (i) liquidation, reorganization, or other relief with respect to it or its debts, (ii) appointment of a Custodian for the Company or any subsidiary or for all or substantially all of the property of the Company or any subsidiary, or (iii) the liquidation of the Company or any subsidiary; and such involuntary case or other proceeding remains undismissed and unstayed and in effect after the expiration of ninety (90) days from its date of commencement, or a trustee, receiver, custodian, or other similar official shall be appointed in such involuntary case or (y) the Company shall become subject to a State Regulatory Proceeding.

(f) Default under Kingsway Notes. It shall constitute an Event of Default hereunder if a default or event of default shall occur under (i) either Kingsway Note or (ii) any agreements executed in connection with either Kingsway Note; and any such default or event described in the foregoing clauses (i) and (ii) shall continue for a period of time sufficient to permit the acceleration of the maturity of such indebtedness of the Company or any subsidiary outstanding thereunder and Kingsway shall in fact have accelerated such indebtedness.

(g) Failure to Merge. The Company shall not have merged into HRM, with HRM as the surviving entity, within three business days from the date hereof
7.2. Remedies of Purchasers. When an Event of Default has occurred and is continuing under Sections 7.1(a), 7.1(d), 7.1(e) or 7.1(f), the entire outstanding principal amount and all accrued and unpaid interest thereon under the Notes, and any applicable penalties or premiums, shall automatically and without any action on the part of the Purchasers become due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company. Upon any such acceleration, the Company will forthwith pay to the Purchasers all such amounts. When an Event of Default has occurred and is continuing under Sections 7.1(b) or 7.1(c), the Majority Purchasers, by notice in writing to the Company (the "Acceleration Notice"), may declare the entire outstanding principal amount hereof and all accrued and unpaid interest on the Notes to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. No course of dealing on the Purchasers' part nor any delay or failure on their part to exercise any right shall operate as a waiver of such right or otherwise prejudice the Purchasers' rights, powers and remedies.
[intentionally left blank - signature page follows]

[signature page to Note Purchase Agreement]
IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above,
HRM ACQUISITION CORP.
By: /s/ William A. Hickey, Jr.
William A. Hickey, Jr.
Its president

INITIAL PURCHASER:

UNITED PROPERTY & CASUALTY
INSURANCE COMPANY

By:_______________________
Its

[signature page to Note Purchase Agreement]
IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.
HRM ACQUISITION CORP.
By:___________________
William A, Hickey, Jr,
Its President
INITIAL PURCHASER:

UNITED PROPERTY & CASUALTY
INSURANCE COMPANY

By:/s/ Donald J. Cronin
Its CEO

Appendix I
Definitions
Acadia means Acadia Acquisition Partners, L.P., of which the Company is a wholly-owned subsidiary.
Affiliate means "affiliate" as defined in Rule 405 promulgated under the Securities Act of 1933, as amended.
Agreement is defined in the preamble.
Bankruptcy Law means title 11, U.S, Code or any similar federal or state law for the relief of debtors.
Business means the business and operations of HRM as conducted on the closing date of the transactions contemplated under the Purchase Agreement.
Closing is defined in Section 1,3,
Closing Date is defined in Section 1,3.
Company is defined in the preamble.
Custodian means any receiver, trustee, assignee, liquidator or similar official under any bankruptcy Law.
Financing Documents is defined in Section 1.4,
Governmental Agency means (a) any federal, state, county, local or municipal government or administrative agency or political subdivision thereof, (b) any governmental agency, authority, board, bureau, commission, department or instrumentality, (c) any court or administrative tribunal, (d) any non-governmental agency, tribunal or entity that is vested by a governmental agency with applicable jurisdiction or (e) any arbitration tribunal or other non-governmental authority with applicable jurisdiction,
HRM is defined in the recitals.
Intercreditor Agreement means an Intercreditor Agreement dated on or about the date hereof between Kingsway, the Company and each Purchaser with respect to the Notes and the Kingsway Notes.
KAIC Annual Statement means at any time the most recent Annual Statement of Kingsway Amigo Insurance Company, an indirect subsidiary of the Company, filed with the Florida Office of Insurance Regulation,
KAIC Surplus means the dollar amount found on line 37 - Surplus as regards policyholders - of the page titled "LIABILITIES, SURPLUS AND OTHER FUNDS" in the KAIC Annual Statement.

Kingsway is defined in the recitals.

Kingsway Notes means (i) Senior Kingsway Note and (ii) a $5,000,000 Junior Promissory Note dated on or about the date hereof, issued by the Company to Kingsway.

Lien means any mortgage, charge, adverse claim, lien, option, pledge, security interest, encumbrance or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

Majority Purchasers means Purchasers holding a majority of the then aggregate outstanding principal amount of the Notes.
Material Adverse Effect means, with respect to the Company or HRM (as applicable) a material adverse change in or effect with respect to the business, results of operations or financial condition of the Company or HRM (as applicable) taken as a whole, other than to the extent caused by or arising out of (a) any announcement relating to the transactions contemplated by this Agreement or the Purchase Agreement; (b) any change in general economic or political conditions or in the industry of the Company or HRM (as applicable) in general or (c) any changes in any applicable legal requirements.
Note and Notes are defined in Section 1.1.
Notice of Default is defined Section 7.1.
Order means any decision, injunction, judgment, order, decree, ruling, charge, restriction or verdict entered, issued, made, or rendered by any court, administrative agency. Governmental Agency or by any arbitrator, in each case, having applicable jurisdiction.
Person means any individual, corporation, limited liability company, association, partnership, limited partnership, trust or estate, government (or any agency or political subdivision thereof) or any other entity.
Purchase Agreement is defined in the recitals.
Purchaser and Purchasers are defined in the preamble.
Securities Act means, individually and collectively, as the context so requires, the U.S,
Securities Act of 1933, as amended from time to time, and any comparable laws and regulations of any applicable foreign jurisdiction.
Senior Kingsway Note means a $10,000,000 Senior Promissory Note dated on or about the date hereof, issued by the Company to Kingsway,
State Regulatory Event means a Person or any of its direct or indirect insurance subsidiaries, pursuant to or within the meaning of the applicable state insurance statutes, (i) finds itself subject to an authorized control event or mandatory control event as a result of the filing of a risk-based capital report, (ii) voluntarily suspends its operations or (iii) has any other type of administrative supervision imposed upon it by its domiciliary state insurance regulator.

Stock is defined in the recitals.

Schedule I

Purchasers

Name, Address and Email                    Note Principal Amount

United Property & Casualty Insurance                    $2,250,000
Company
360 Central Avenue
Suite 900
St. Petersburg, FL 33701
Email: dcronin@upcic.com

Exhibit A

Form of Senior Promissory Note

PROMISSORY NOTE
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITY, FILED AND MADE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.
$2,250,000,00

HRM ACQUISITION CORP.
March 30, 2011
HRM ACQUISITION CORP., a Delaware corporation (together with its successors and assigns, "Issuer"), for value received, hereby promises to pay to UNITED PROPERTY & CASUALTY INSURANCE COMPANY, a Florida corporation, and its successors, permitted transferees and assigns (the "Holder"), on March 30, 2014 (the "Maturity Date"), subject to acceleration as provided in Section 7,2 of the Note Purchase Agreement (as defined below), by wire transfer of immediately available funds to an account designated by the Holder by written notice to the Issuer signed by the Holder, the principal sum of Two MILLION TWO HUNDRED FIFTY THOUSAND AND No/100 DOLLARS ($2,250,000.00), or such lesser principal amount as may be outstanding under this Note on the Maturity Date, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

The outstanding principal hereunder shall bear interest accruing from the date that such principal is provided to the Issuer at the rate of two percent (2%o) per annum (the "Interest Rate"). Overdue principal and, to the extent permitted by applicable law, overdue interest and fees or any other amounts payable under this Note shall bear interest from and including the due date thereof until paid, payable on demand, at a rate per annum equal to the rate which would otherwise be in effect plus three percentage points (3%) or the highest interest rate permitted by applicable law, whichever is lower (the "Default Rate"). Upon an Event of Default, the outstanding principal amount hereof shall bear interest at the Default Rate until such time as the Event of Default has been cured. AU computations of interest payable hereunder shall be on the basis of a 365-day year and actual days elapsed in the period for which such interest is payable.

This Note is one of the several Promissory Notes being issued pursuant to that certain Note Purchase Agreement dated as of March 30, 2011 (as amended and in effect, the "Note Purchase Agreement"), by and among Issuer, Holder and certain other parties identified therein; and is subject to the terms and conditions of the Note Purchase Agreement (including, specifically, and without limitation. Section 1,2), all of which are incorporated herein by reference thereto. This Note is not transferable or assignable by Holder or any transferee of Holder except in accordance with the terms and conditions of Section 5.

The Issuer agrees to issue to the Holder from time to time a replacement note or notes in the form hereof and in such denominations as the Holder may request to facilitate such transfers and assignments permitted herein. In addition, after delivery of an indemnification agreement in form and substance satisfactory to the Issuer, the Issuer also agrees to issue a replacement note if this Note has been lost, stolen, mutilated or destroyed.

1. Definitions. Any capitalized terms used in this Note, but not otherwise defined, shall have the meanings for such terms as set forth in the Note Purchase Agreement.

2. Payment of Principal and Interest.

(a) Principal and Interest. AU outstanding principal of, and accrued and unpaid interest on, this Note shall be due and payable on the Maturity Date.

(b) Prepayment. This Note may be prepaid by the Issuer at any time, without penalty, but only pari passu with all other Notes and only in increments in each instance as to all Notes of at least $1,000,000.

3. Intentionally Omitted
4. Events of Default; Remedies. Events of Default under this Note, and remedies available thereupon, shall be governed by Section 7 of the Note Purchase Agreement.

5. Assignment of Note. The Holder shall not have the right to assign this Note without the prior written consent of the Issuer and Majority Purchasers, not to be unreasonably withheld or delayed; provided, however, the Holder shall have the right at any time, without notice to or consent of the Issuer or the Majority Purchasers, to assign this Note to any of the Holder's Affiliates which are "controlled" by the Holder (for purposes hereof, the term "control" means, with respect to any Affiliate of the Holder, the possession by the Holder, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Affiliate, whether through the ownership of voting securities, by contract or otherwise); provided further that, notwithstanding any assignment permitted pursuant to the foregoing: (a) any such assignee must be an Accredited Investor as defined under Regulation D promulgated under the Securities Act; (b) any such transaction is in accordance with appropriate securities and other laws; and (c) such assignee shall agree, in writing, to be bound by the terms and conditions of this Note as well as the other Financing Documents.

6. Notices, etc. All notices, requests, consents and other communications required or permitted hereunder shall be made pursuant to the notice provisions of Section 6.4 of the Note Purchase Agreement.

7. Fees and Expenses. Issuer shall pay all costs and expenses, including attorneys' fees, incurred by the Holder in connection with the collection of this Note. Such expenditures incurred by the Holder shall bear interest at the highest rate of interest provided for herein.

8. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Note. In the event an ambiguity or question of intent or interpretation arises under any provision oft his Note, this Note shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any oft he provisions of this Note.

9. Miscellaneous. This Note shall be governed by and be construed in accordance with the laws of the State of Delaware without regard to any conflicts of laws principles. Any case, controversy, suit, action, or proceeding arising out of, in connection with, or related to, this Note shall be resolved in the applicable state or federal courts of Illinois, The Holder and Issuer consent to the jurisdiction of such courts, agree to accept service of process by mail and waive any jurisdictional or venue defenses available. The Section headings herein are for convenience only and shall not affect the construction hereof

[balance of page intentionally left blank - signature page follows]

[signature page to Promissory Note]
IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of the date first set forth above,
HRM ACQUISITION CORP.
By:
Its President